Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated January 20, 2005, and June 9, 2005 (except for Note 19, for which the date is August 31, 2005) in Amendment No. 8 to the Registration Statement (Form S-1) and related Prospectus of Accentia Biopharmaceuticals, Inc. and subsidiaries for the registration of shares of its common stock.

/s/ Aidman, Piser & Company, P.A.
Aidman, Piser & Company, P.A.

Tampa, Florida

October 18, 2005